Exhibit 12
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                                       Central Tractor Farm & Country, Inc.

                                          Schedule Regarding Computation
                                       of Ratio of Earnings to Fixed Charges
                                             (In thousands of dollars)


                                                                       Fiscal Year
                                  -----------------------------------------------------------------------------------------
                                                                                                                Pro Forma
                                     1992           1993            1994           1995           1996            1996
                                  ----------     ----------      ----------     ---------      ---------     --------------

Fixed charges:
   Interest expense               $    5,140     $    4,842      $    4,774     $   1,302      $   1,663     $       12,739
   Portion of rent expense
     representing interest             1,621          1,284           1,345         1,567          1,859              1,932
                                  ----------     ----------      ----------     ---------      ---------     --------------
                                  $    6,761     $    6,126      $    6,119     $   2,869      $   3,522     $       14,671
                                  ==========     ==========      ==========     =========      =========     ==============

Earnings:
   Income from continuing
     operations before
     income taxes                 $    2,738     $    6,205      $    9,378     $  13,905      $  14,994     $        3,134
Fixed charges per above                6,761          6,126           6,119         2,869          3,522             14,671
                                  ----------     ----------      ----------     ---------      ---------     --------------
                                  $    9,499     $   12,331      $   15,497     $  16,774      $  18,516     $       17,805
                                  ==========     ==========      ==========     =========      =========     ==============

Ratio of earnings to fixed
charges                             1.4 to 1       2.0 to 1        2.5 to 1      5.8 to 1       5.3 to 1           1.2 to 1
                                  ==========     ==========      ==========     =========      =========     ==============


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